Exhibit 99.1

Anne Spitza	Parag Agarwal
Corporate Communications	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-6398	(602) 244-3437
anne.spitza@onsemi.com	parag.agarwal@onsemi.com

ON Semiconductor Reports Fourth Quarter and 2014 Annual Results

For the fourth quarter of 2014, highlights include:

•	Total revenues of $864.2 million

•	GAAP gross margin of 32.1 percent, non-GAAP gross margin of 34.1 percent

•	GAAP earnings per diluted share of $0.01, non-GAAP earnings per diluted share of $0.17

•	Repurchased approximately 8 million shares

•	Announced capital return policy and a four year $1 billion share repurchase program

For 2014, highlights include:

•	Total revenues of $3,161.8 million

•	GAAP gross margin of 34.3 percent, non-GAAP gross margin of 35.3 percent

•	GAAP earnings per diluted share of $0.44, non-GAAP earnings per diluted share of $0.75

•	Closed the acquisitions of Aptina Imaging and Truesense Imaging

•	Repurchased approximately 13.9 million shares

PHOENIX, Ariz. – Feb. 5, 2015 – ON Semiconductor Corporation (Nasdaq: ONNN), driving energy efficient innovation, today announced that total revenues in the fourth quarter of 2014 were $864.2 million, up approximately 3.7 percent compared to the third quarter of 2014. During the fourth quarter of 2014, the company reported GAAP net income of $4.9 million, or $0.01 per diluted share. The fourth quarter 2014 GAAP net income was negatively impacted by approximately $71.4 million of special items. The complete special items detail can be found in the attached schedules. Results for fourth quarter of 2014 include the contribution for the full quarter from our acquisition of Aptina Imaging, which closed on August 15, 2014.

Fourth quarter 2014 non-GAAP net income was $76.3 million, or $0.17 per diluted share, compared to $89.7 million, or $0.20 per diluted share, for the third quarter of 2014. A reconciliation of these non-GAAP financial measures (and other non-GAAP measures used elsewhere in this release) to the company’s most directly comparable measures prepared in accordance with U.S. GAAP are set forth in the attached schedules and on our website at http://www.onsemi.com. Additional information on revenue by end market, region, distribution channel and business unit, and share count can be found on the “Investors” section of our website.

On a mix-adjusted basis, average selling prices for ON Semiconductor in the fourth quarter of 2014 were down approximately two percent when compared to the third quarter of 2014. Total company GAAP gross margin in the fourth quarter was 32.1 percent, and total company non-GAAP gross margin in the fourth quarter was 34.1 percent. For the fourth quarter of 2014, GAAP operating margin was 2.3 percent, whereas non-GAAP operating margin was 10.3 percent.

Adjusted EBITDA for the fourth quarter of 2014 was $143.2 million. Adjusted EBITDA for the third quarter of 2014 was $154.3 million. During the fourth quarter, the company repurchased approximately 8 million shares of common stock for approximately $68 million.

Total revenues for 2014 were $3,161.8 million, an increase of approximately 13.6 percent from $2,782.7 million in 2013. During 2014, the company reported GAAP net income of $195.2 million, or $0.44 per diluted share. The 2014 GAAP net income included charges of $139.1 million from special items, including $68.4 million of amortization of acquisition related intangible assets, which are largely attributed to our acquisitions of Truesense Imaging and Aptina Imaging. The remaining charges and special items detail can be found in the attached schedules. During 2013, the company reported GAAP net income of $150.4 million, or $0.33 per diluted share. The 2013 GAAP net income included net charges of $90.3 million from special items, the details of which can be found in the attached schedules.

Non-GAAP net income for 2014 was $334.3 million, or $0.75 per diluted share. The non-GAAP net income for 2013 was $240.7 million, or $0.53 per diluted share.

The company’s GAAP gross margin in 2014 was 34.3 percent. GAAP gross margin in 2014 included a net charge of approximately $30.9 million, or approximately 100 basis points, from special items. Non-GAAP gross margin in 2014 was 35.3 percent. The company’s GAAP gross margin in 2013 was 33.4 percent. GAAP gross margin in 2013 included a net charge of approximately $4.0 million, or approximately 10 basis points, from special items. Non-GAAP gross margin in 2013 was 33.5 percent. The special item details can be found in the attached schedules.

“We are off to a solid start in 2015 with improving order rates and a favorable macro-economic backdrop,” said Keith Jackson, president and CEO of ON Semiconductor. “Our strategy of focusing our investments in automotive, industrial, and smartphone end-markets is showing strong results with solid revenue growth and growing design win pipeline. Our acquisitions of Truesense and Aptina should further accelerate our momentum in 2015 in automotive and industrial markets.

With a strong outlook for our business, we should be able to achieve our free cash target of $300 million to $400 million in the current year. We intend to deploy most of the free cash generated in 2015 for share repurchase in accordance with our recently announced capital allocation policy.”

FIRST QUARTER 2015 OUTLOOK

“Based upon product booking trends, backlog levels, and estimated turns levels, we anticipate that total ON Semiconductor revenue will be approximately $840 million to $880 million in the first quarter of 2015.” Jackson said. “Backlog levels for the first quarter of 2015 represent approximately 80 to 85 percent of our anticipated first quarter 2015 revenue. Average selling prices for the first quarter of 2015 are expected to be down approximately two percent when compared to the fourth quarter of 2014. The outlook for the first quarter of 2015 includes stock-based compensation expense of approximately $12 million to $14 million.”

The following table outlines ON Semiconductor’s projected first quarter of 2015 GAAP and non-GAAP outlook.

ON SEMICONDUCTOR Q1 2015 BUSINESS OUTLOOK

	Total ON Semiconductor GAAP	Special Items ***	Total ON Semiconductor Non-GAAP****
Revenue	$840 to $880 million		$840 to $880 million
Gross Margin	33.4% to 35.4%		33.4% to 35.4%
Operating Expenses	$231 to $244 million	$31 to $34 million	$200 to $210 million
Net Interest Expense / Other Expenses	$7 to $9 million		$7 to $9 million
Convertible Notes, Non-cash Interest Expense*	$2 million	$2 million
Tax	$7 to $10 million	$2 million	$5 to $8 million
Diluted Share Count **	435 million		435 million

*	Convertible Notes, Non-cash Interest Expense is calculated pursuant to FASB’s Accounting Standards Codification (“ASC”) Topic 470: Debt.
**	Diluted share count can vary for, among other things, the actual exercise of options or vesting of restricted stock units, the incremental dilutive shares from all of the company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares.
***	Special items may include: amortization of intangible assets; amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; inventory valuation adjustments; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill impairment charges; gains and losses on debt prepayment; non-cash interest expense; income tax adjustments to approximate cash taxes; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary.
****	Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with GAAP. We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that - when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases - provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Revision to Previously Issued Financial Statements

We have revised prior periods to record a deferred tax asset in a foreign subsidiary and have made adjustments in each successive period related to the foreign currency exchange rate changes associated with that item. The prior periods also include revised amounts from a change in application of an accounting policy, related to manufacturing variances, and other adjustments. The company has determined that all amounts were immaterial to each of the reporting periods. Our results will be finalized in our Annual Report on Form 10-K, which is scheduled to be filed on or about February 23, 2015.

TELECONFERENCE

ON Semiconductor will host a conference call for the financial community at 5:00 p.m. Eastern Time (EST) on February 5, 2015, to discuss this announcement and ON Semiconductor’s results for the fourth quarter of 2014. The company will also provide a real-time audio webcast of the teleconference on the Investors page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call through a telephone call by dialing (888) 291-2604 (U.S./Canada) or (760) 536-5202 (International). In order to join this conference call, you will be required to provide the Conference ID Number - which is 66690866.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) is driving innovation in energy efficient electronics, empowering design engineers to reduce global energy use. The company offers a comprehensive portfolio of energy efficient power and signal management, logic, discrete and custom solutions to help customers solve their unique design challenges in automotive, communications, computing, consumer, industrial, LED lighting, medical, military/aerospace and power supply applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe, and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

# # #

ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, information on the website is not to be incorporated herein.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of ON Semiconductor. These forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “should,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Among these factors are our revenues and operating performance, economic conditions and markets (including current financial conditions), effects of exchange rate fluctuations, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, enforcement and protection of our intellectual property rights and related risks, risks related to the security of our information systems and secured network, availability of raw materials, electricity, gas, water and other supply chain uncertainties, our ability to effectively shift production to other facilities when required in order to maintain supply continuity for our customers, variable demand and the aggressive pricing environment for semiconductor products, our ability to successfully manufacture in increasing volumes on a cost-effective basis and with acceptable quality for our current products, competitor actions including the adverse impact of competitor product announcements, pricing and gross profit pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses and realization of cost savings and synergies from restructuring activities, significant litigation, risks associated with decisions to expend cash reserves for various uses such as debt prepayment, stock repurchases or acquisitions rather than to retain such cash for future needs, risks associated with acquisitions and dispositions (including from integrating and consolidating and timely filing financial information with the Securities and Exchange Commission (“SEC”) for acquired businesses and difficulties encountered in accurately predicting the future financial performance of acquired businesses), risks associated with our substantial leverage and restrictive covenants in our debt agreements that may be in place from time to time, risks associated with our worldwide operations, including foreign employment and labor matters associated with unions and collective bargaining arrangements, as well as man-made and/or natural disasters affecting our operations and finances/financials, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards, risks related to new legal requirements and risks involving environmental or other governmental regulation. Additional factors that could cause results to differ materially from those projected in the forward-looking statements are contained in ON Semiconductor’s 2013 Annual Report on Form 10-K filed with the SEC on February 21, 2014 (“2013 Form 10-K”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of our filings with the SEC. You should carefully consider the trends, risks and uncertainties described in this document, the 2013 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. The company will report final results for the fourth quarter 2014 and the fiscal year ended December 31, 2014 in its annual report on Form 10-K to be filed with the SEC. The company’s fourth quarter 2014 results could change during the time between this announcement and the filing of its annual report on Form 10-K with SEC. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

(in millions, except per share data)

	Quarter Ended			Year Ended
	December 31, 2014	September 26, 2014(1)(2)	December 31, 2013(1)	December 31, 2014	December 31, 2013(1)
Revenues	$864.2	$833.5	$718.0	$3,161.8	$2,782.7
Cost of revenues (exclusive of amortization shown below)	586.5	552.6	467.6	2,076.9	1,853.6

Gross profit	277.7	280.9	250.4	1,084.9	929.1
Gross margin	32.1%	33.7%	34.9%	34.3%	33.4%
Operating expenses:
Research and development	110.9	93.4	78.7	366.6	334.2
Selling and marketing	56.6	51.1	43.9	200.0	171.2
General and administrative	46.7	48.5	37.6	180.9	148.5
Amortization of acquisition-related intangible assets	28.8	21.0	8.3	68.4	33.1
Restructuring, asset impairments and other, net	10.0	10.1	22.1	30.0	33.2
Goodwill and intangible asset impairment	4.6	—	—	4.6	—

Total operating expenses	257.6	224.1	190.6	850.5	720.2

Operating income	20.1	56.8	59.8	234.4	208.9

Other income (expense), net:
Interest expense	(9.5)	(8.6)	(10.0)	(34.1)	(38.6)
Interest income	0.9	0.2	0.3	1.5	1.3
Other	(2.3)	(1.2)	(1.3)	(4.4)	1.5
Loss on debt exchange	—	—	—	—	(3.1)

Other income (expense), net	(10.9)	(9.6)	(11.0)	(37.0)	(38.9)

Income before income taxes	9.2	47.2	48.8	197.4	170.0
Income tax (provision) benefit	(3.5)	(6.3)	(10.5)	0.2	(16.4)

Net income	5.7	40.9	38.3	197.6	153.6
Less: Net income attributable to non-controlling interest	(0.8)	(0.4)	(0.5)	(2.4)	(3.2)

Net income attributable to ON Semiconductor Corporation	$4.9	$40.5	$37.8	$195.2	$150.4

Net income per common share attributable to ON Semiconductor Corporation:
Basic	$0.01	$0.09	$0.09	$0.44	$0.34

Diluted	$0.01	$0.09	$0.08	$0.44	$0.33

Weighted average common shares outstanding:
Basic	435.9	440.7	442.5	439.5	447.9

Diluted	440.2	444.9	445.2	443.5	450.7

(1)	Amounts have been revised. See “Revision to Previously Issued Financial Statements” above.
(2)	The Company has retrospectively adjusted certain amounts shown above for the quarter ended September 26, 2014 related to adjustments to the purchase price allocation of our recent acquisitions.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

(in millions)

	December 31, 2014	September 26, 2014(1)(2)	December 31, 2013(1)
Assets
Cash and cash equivalents	$511.7	$492.1	$509.5
Short-term investments	6.1	2.8	116.2
Receivables, net	417.5	488.7	383.4
Inventories	729.9	720.1	608.8
Other current assets	140.5	105.3	89.3

Total current assets	1,805.7	1,809.0	1,707.2
Property, plant and equipment, net	1,204.5	1,212.3	1,074.2
Goodwill	269.9	274.5	184.6
Intangible assets, net	457.4	486.5	223.4
Other assets	109.3	142.0	104.4

Total assets	$3,846.8	$3,924.3	$3,293.8

Liabilities, Non-Controlling Interest and Stockholders’ Equity
Accounts payable	$378.2	$398.5	$276.8
Accrued expenses	287.9	245.4	220.3
Deferred income on sales to distributors	165.1	167.0	140.5
Current portion of long-term debt	209.6	203.3	181.6

Total current liabilities	1,040.8	1,014.2	819.2
Long-term debt	983.0	980.3	760.6
Other long-term liabilities	170.1	216.4	190.4

Total liabilities	2,193.9	2,210.9	1,770.2

ON Semiconductor Corporation stockholders’ equity:
Common stock	5.2	5.2	5.2
Additional paid-in capital	3,281.2	3,269.0	3,210.8
Accumulated other comprehensive loss	(41.5)	(44.6)	(47.4)
Accumulated deficit	(910.1)	(915.0)	(1,105.3)
Less: treasury stock, at cost	(702.8)	(632.9)	(572.5)

Total ON Semiconductor Corporation stockholders’ equity	1,632.0	1,681.7	1,490.8
Non-controlling interest in consolidated subsidiary	20.9	31.7	32.8

Total stockholders’ equity	1,652.9	1,713.4	1,523.6

Total liabilities and equity	$3,846.8	$3,924.3	$3,293.8

(1)	Amounts have been revised. See “Revision to Previously Issued Financial Statements” above.
(2)	The Company has retrospectively adjusted certain amounts shown above for the quarter ended September 26, 2014 related to adjustments to the purchase price allocation of our recent acquisitions.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA* AND

NET CASH PROVIDED BY OPERATING ACTIVITIES

(in millions)

	Quarter Ended			Year Ended
	December 31, 2014	September 26, 2014(1)(2)	December 31, 2013(1)	December 31, 2014	December 31, 2013(1)
Net income	$5.7	$40.9	$38.3	$197.6	$153.6
Adjusted for:
Restructuring, asset impairments and other, net	10.0	10.1	22.1	30.0	33.2
Goodwill and intangible asset impairment	4.6	—	—	4.6	—
Interest expense	9.5	8.6	10.0	34.1	38.6
Interest income	(0.9)	(0.2)	(0.3)	(1.5)	(1.3)
Loss on debt exchange	—	—	—	—	3.1
Income tax provision (benefit)	3.5	6.3	10.5	(0.2)	16.4
Net income attributable to non-controlling interest	(0.8)	(0.4)	(0.5)	(2.4)	(3.2)
Depreciation and amortization	86.4	72.1	55.3	268.8	211.8
Actuarial losses on pension plans and other pension benefits	12.3	—	(7.4)	12.3	6.2
Expensing of appraised inventory at fair market value step up	12.8	12.9	—	27.0	—
Third party acquisition related costs	0.1	4.0	—	8.1	—

Adjusted EBITDA*	143.2	154.3	128.0	578.4	458.4
Increase (decrease):
Restructuring, asset impairments and other, net	(10.0)	(10.1)	(22.1)	(30.0)	(33.2)
Interest expense	(9.5)	(8.6)	(10.0)	(34.1)	(38.6)
Interest income	0.9	0.2	0.3	1.5	1.3
Income tax (provision) benefit	(3.5)	(6.3)	(10.5)	0.2	(16.4)
Net income attributable to non-controlling interest	0.8	0.4	0.5	2.4	3.2
Actuarial losses on pension plans and other pension benefits	(12.3)	—	7.4	(12.3)	(6.2)
Expensing of appraised inventory at fair market value step up	(12.8)	(12.9)	—	(27.0)	—
Third party acquisition related costs	(0.1)	(4.0)	—	(8.1)	—
(Gain) loss on sale or disposal of fixed assets	(0.8)	(0.3)	0.8	(1.4)	(6.8)
Amortization of debt issuance costs	0.4	0.3	0.4	1.4	1.3
Write-down of excess inventories	19.5	9.6	6.2	40.6	51.9
Non-cash asset impairment charges	4.1	—	4.5	5.9	8.0
Non-cash share-based compensation expense	12.8	11.1	8.9	45.8	32.3
Non-cash interest	1.9	1.8	2.7	7.0	11.2
Non-cash foreign currency translation gain	—	—	—	—	(21.0)
Reversal of valuation allowance	(1.6)	(0.2)	—	(23.3)	—
Other	3.3	3.8	15.4	8.9	11.8
Changes in operating assets and liabilities	26.2	(46.8)	(5.5)	(74.6)	(129.9)

Net cash provided by operating activities	$162.5	$92.3	$127.0	481.3	327.3

(1)	Amounts have been revised. See “Revision to Previously Issued Financial Statements” above.
(2)	The Company has retrospectively adjusted certain amounts shown above for the quarter ended September 26, 2014 related to adjustments to the purchase price allocation of our recent acquisitions.
*	Adjusted EBITDA represents net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense and special items. We use the adjusted EBITDA measure for internal managerial evaluation purposes, as a means to evaluate period-to-period comparisons and as a performance metric for the vesting/releasing of certain of our performance-based equity awards. Adjusted EBITDA is a non-GAAP financial measure. Regulation G and other provisions of the securities laws regulate the use of financial measures that are not prepared in accordance with generally accepted accounting principles. We believe this measure provides important supplemental information to investors. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance.

We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that – when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our press releases – provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with non-GAAP financial measures used by our company or other companies, even if they have similar names.

ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

ANALYSIS OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2014	September 26, 2014(1)(2)	December 31, 2013(1)	December 31, 2014	December 31, 2013(1)
Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$277.7	$280.9	$250.4	$1,084.9	$929.1

Special items:
a) Actuarial losses (gains) on pension plans and other pension benefits	3.9	—	(2.7)	3.9	4.0
b) Expensing of appraised inventory at fair market value step up	12.8	12.9	—	27.0	—

Total special items	16.7	12.9	(2.7)	30.9	4.0

Non-GAAP gross profit	$294.4	$293.8	$247.7	$1,115.8	$933.1

Reconciliation of GAAP gross margin to non-GAAP gross margin:
GAAP gross margin	32.1%	33.7%	34.9%	34.3%	33.4%

Special items:
a) Actuarial losses (gains) on pension plans and other pension benefits	0.5%	—%	(0.4)%	0.1%	0.1%
b) Expensing of appraised inventory at fair market value step up	1.5%	1.5%	—%	0.9%	—%

Total special items	2.0%	1.5%	(0.4)%	1.0%	0.1%

Non-GAAP gross margin	34.1%	35.2%	34.5%	35.3%	33.5%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$257.6	$224.1	$190.6	850.5	720.2

Special items:
a) Amortization of acquisition related intangible assets	(28.8)	(21.0)	(8.3)	(68.4)	(33.1)
b) Actuarial (losses) gains on pension plans and other pension benefits	(8.4)	—	4.7	(8.4)	(2.2)
c) Restructuring, asset impairments and other, net	(10.0)	(10.1)	(22.1)	(30.0)	(33.2)
d) Goodwill and intangible asset impairments	(4.6)	—	—	(4.6)	—
e) Third party acquisition related costs	(0.1)	(4.0)	—	(8.1)	—

Total special items	(51.9)	(35.1)	(25.7)	(119.5)	(68.5)

Non-GAAP operating expenses	$205.7	$189.0	$164.9	$731.0	$651.7

Reconciliation of GAAP operating income to non-GAAP operating income:
GAAP operating income	$20.1	$56.8	$59.8	$234.4	$208.9

Special items:
a) Actuarial losses (gains) on pension plans and other pension benefits (cost of revenues)	3.9	—	(2.7)	3.9	4.0
b) Expensing of appraised inventory at fair market value step up	12.8	12.9	—	27.0	—
c) Amortization of acquisition related intangible assets	28.8	21.0	8.3	68.4	33.1

d) Actuarial losses (gains) on pension plans and other pension benefits (operating expenses)	8.4	—	(4.7)	8.4	2.2
e) Restructuring, asset impairments and other, net	10.0	10.1	22.1	30.0	33.2
f) Goodwill and intangible asset impairments	4.6	—	—	4.6	—
g) Third party acquisition related costs	0.1	4.0	—	8.1	—

Total special items	68.6	48.0	23.0	150.4	72.5

Non-GAAP operating income	$88.7	$104.8	$82.8	$384.8	$281.4

Reconciliation of GAAP operating margin to non-GAAP operating margin (operating income / revenues):
GAAP operating margin	2.3%	6.8%	8.3%	7.4%	7.5%

Special items:
a) Actuarial losses (gains) on pension plans and other pension benefits (cost of revenues)	0.5%	—%	(0.4)%	0.1%	0.1%
b) Expensing of appraised inventory at fair market value step up	1.5%	1.5%	—%	0.9%	—%
c) Amortization of acquisition related intangible assets	3.3%	2.5%	1.2%	2.2%	1.2%
d) Actuarial losses (gains) on pension plans and other pension benefits (operating expenses)	1%	—%	(0.7)%	0.3%	0.1%
e) Restructuring, asset impairments and other, net	1.2%	1.2%	3.1%	0.9%	1.2%
f) Goodwill and intangible asset impairments	0.5%	—%	—%	0.1%	—%
g) Third party acquisition related costs	—%	0.5%	—%	0.3%	—%

Total special items	7.9%	5.8%	3.2%	4.8%	2.6%

Non-GAAP operating margin	10.3%	12.6%	11.5%	12.2%	10.1%

Reconciliation of GAAP net income to non-GAAP net income:
GAAP net income attributable to ON Semiconductor Corporation	$4.9	$40.5	$37.8	$195.2	$150.4

Special items:
a) Actuarial losses (gains) on pension plans and other pension benefits (cost of revenues)	3.9	—	(2.7)	3.9	4.0
b) Expensing of appraised inventory at fair market value step up	12.8	12.9	—	27.0	—
c) Amortization of acquisition related intangible assets (operating expenses)	28.8	21.0	8.3	68.4	33.1
d) Actuarial losses (gains) on pension plans and other pension benefits (operating expenses)	8.4	—	(4.7)	8.4	2.2
e) Restructuring, asset impairments and other, net	10.0	10.1	22.1	30.0	33.2
f) Goodwill and intangible asset impairments	4.6	—	—	4.6	—
g) Third party acquisition related costs	0.1	4.0	—	8.1	—
h) Loss on debt exchange	—	—	—	—	3.1
i) Non-cash interest on convertible notes	1.9	1.8	2.7	7.0	11.2
j) Adjustment to reflect cash taxes	0.9	(0.6)	7.5	(18.3)	3.5

Total special items	71.4	49.2	33.2	139.1	90.3

Non-GAAP net income	$76.3	$89.7	$71.0	$334.3	$240.7

Non-GAAP net income per share:
Basic	$0.18	$0.20	$0.16	$0.76	$0.54

Diluted	$0.17	$0.20	$0.16	$0.75	$0.53

Weighted average common shares outstanding:
Basic	435.9	440.7	442.5	439.5	447.9

Diluted	440.2	444.9	445.2	443.5	450.7

(1)	Amounts have been revised. See “Revision to Previously Issued Financial Statements” above.
(2)	The Company has retrospectively adjusted certain amounts shown above for the quarter ended September 26, 2014 related to adjustments to the purchase price allocation of our recent acquisitions.

Certain of the amounts in the above table may not total due to rounding of individual amounts.

Total share-based compensation expense, related to the company’s stock options, restricted stock units, stock grant awards and employee stock purchase plan is included below.

	Quarter Ended			Year Ended
	December 31, 2014	September 26, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Cost of revenues	$2.0	$1.7	$1.5	$6.8	$5.3
Research and development	2.5	2.2	1.7	8.7	6.3
Selling and marketing	2.3	2.1	1.6	8.1	5.7
General and administrative	6.0	5.1	4.1	22.2	15.0

Total share-based compensation expense	$12.8	$11.1	$8.9	$45.8	$32.3

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, ON Semiconductor uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. Management does not consider these charges in evaluating the core operational activities of ON Semiconductor. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate ON Semiconductor’s current performance. In addition, we believe that most analysts covering ON Semiconductor use the non-GAAP measures as well. Given management’s and other relevant use of these non-GAAP measures, ON Semiconductor believes these measures are important to investors in understanding ON Semiconductor’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in ON Semiconductor’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up and amortization of intangible assets. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of ON Semiconductor’s core businesses.

Non-GAAP Operating Profit and Operating Margin

The use of non-GAAP operating profit and operating margin allows management to evaluate, among other things, the operating margin and operating profit of the company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, amortization of intangible assets, third party acquisition related costs, and restructuring charges. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of operations of ON Semiconductor’s core businesses.

Non-GAAP Net Income and Net Income Per Share

The use of non-GAAP net income and net income per share allows management to evaluate the operating results of ON Semiconductor’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, the amortization of intangible assets, amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, purchased in-process research and development expenses, restructuring, asset impairments and other, net, goodwill impairment charges, gains and losses on debt prepayment, non-cash interest expense, their related tax effects, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition related costs, and certain other special items, as necessary. In addition, they are important components of management’s internal performance measurement and incentive and reward process as they are used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of ON Semiconductor’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against that of other companies in our industry.